UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 5, 2008

Pyramid Breweries Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-27116	91-1258355
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

91 S. Royal Brougham Way, Seattle, Washington		98134
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-682-8322

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers

On March 5, 2008, Pyramid Breweries Inc. (the "Company") entered into a Separation Agreement with Patrick Coll, Vice President, Alehouse Operations, to terminate Mr. Coll’s employment effective as of March 7, 2008. As part of the Company’s expense reduction initiative reported in the earnings release for the fourth quarter and year ended December 31, 2007, the Company does not intend to replace this position in the foreseeable future. Mr. Coll 's responsibilities will be assumed by Mark House, the Company's Vice President of Brewery Operations.

(e) Compensatory Arrangements of Certain Officers

Pursuant to the Separation Agreement, Mr. Coll will be paid a pro rata share, through March 7, 2008, of any 2008 bonus awards for which he is eligible under the Company’s Gain Sharing Plan, and a pro rata share, through March 7, 2008, of certain stock awards to which he is entitled. Mr. Coll will receive salary through September 7, 2008, and will participate in all Company health plans through September 30, 2008. All such compensation is in accordance with Mr. Coll’s employment agreement, dated as of September 17, 2002, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pyramid Breweries Inc.

March 7, 2008	By:	/s/ Michael R. O'Brien

Name: Michael R. O'Brien
Title: Chief Financial Officer and Vice President of Finance